UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 17, 2014
Date of Report (Date of earliest event reported)
EPICOR SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-178959	45‑1478440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4120 Dublin Ave Suite 300 Dublin, California	94568
(Address of principal executive offices)	(Zip Code)
(949) 585-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
   ☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
   ☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 17, 2014, Epicor Software Corporation (f/k/a Eagle Parent, Inc.) (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Credit Agreement (the “Credit Agreement”), dated as of May 16, 2011, as amended March 7, 2013 and September 20, 2013, among the Company, EGL Holdco, Inc., and Royal Bank of Canada, as administrative agent and each lender from time to time party thereto.
The Amendment provides for the refinancing of all of the Borrower’s existing Term B-1 Loans under the Credit Agreement with new Term B-2 Loans. The interest rate on the Term B-2 Loans is based, at the Borrower’s option, on a LIBOR rate, plus a margin of 3.00% per annum, with a LIBOR floor of 1.00%, or the Base Rate (as defined in the Credit Agreement), plus a margin of 2.00% per annum. The new Term B-2 Loans will mature on the same date as the original maturity date of the Term B-1 Loans.
In addition, the Amendment provides for, among other things, the removal of the limitations on the Company’s ability to repurchase its $465,000,000 Senior Notes due 2019.
A copy of the Amendment has been filed with this Current Report as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
Exhibit
Number        Description

Ex- 10.1
Amendment No. 3 dated as of January 17, 2014 to Credit Agreement dated as of May 16, 2011 as amended March 7, 2013 and September 20, 2013, among the Company, EGL Holdco, Inc., and Royal Bank of Canada, as administrative agent, and each lender from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: January 17, 2014    By: /s/John D. Ireland
John D. Ireland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number        Description

Ex.-10.1
Amendment No. 3 dated as of January 17, 2014 to Credit Agreement dated as of May 16, 2011 as amended March 7, 2013 and September 20, 2013, among the Company, EGL Holdco, Inc., and Royal Bank of Canada, as administrative agent, and each lender from time to time party thereto.